Exhibit 10.13

NYFIX, INC. 2007 OMNIBUS EQUITY COMPENSATION PLAN RESTRICTED STOCK UNIT AGREEMENT

Restricted Stock Unit Agreement (this “Agreement”), dated as of October 2, 2007 (the “Date of Grant”), between NYFIX, Inc. (“NYFIX”) and Brian Bellardo (the “Participant”).

BACKGROUND

                    Pursuant to the terms of the NYFIX, Inc. 2007 Omnibus Equity Compensation
Plan (the “Plan”), NYFIX desires to (i) provide an incentive to the Participant, (ii) encourage the
Participant to contribute materially to the growth of NYFIX and its subsidiaries (collectively, the
“Company”) and (iii) more closely align the Participant’s economic interests with those of
NYFIX stockholders by means of a Stock Unit Grant. Whenever capitalized terms are used in this Agreement, they shall have the meanings set forth in this Agreement or, if not defined in this
Agreement, as set forth in the Plan.

                    In consideration of the covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, Participant and NYFIX hereby agree as follows:

ARTICLE I

GRANT OF RESTRICTED STOCK UNITS

                    1.1     Grant of RSUs. The Participant is hereby granted 7,500 restricted stock units (the “Restricted Stock Units” or “RSUs”) subject to the restrictions and conditions set forth in this Agreement. Each RSU represents the right to receive one share of Stock or the Fair
Market Value of one share of Stock as of the Settlement Date (as defined in Section 3.1) .

                    1.2     Grant Information. The RSUs have been granted under the Plan. The
Committee authorized the grant of the RSUs on October 2, 2007.

ARTICLE II

VESTING OF RESTRICTED STOCK UNITS

                    All of the RSUs are unvested. RSUs shall vest upon, but only upon, the earliest to occur of the events described in Section 2.1 or 2.2, in each case subject to the limitations set forth in Section 2.3. All unvested RSUs shall be forfeitable as set forth in Section 2.3. All vested RSUs shall become non-forfeitable at the time they first vest. RSUs are not transferable at anytime.

                    2.1     Time Vesting. If not sooner vested and unless previously forfeited pursuant to Section 2.3, all of the RSUs shall vest and become transferable and non-forfeitable based on the passage of time according to the following vesting schedule:

Number of Shares	Vesting Date
Twenty-five percent of the RSUs	March 10, 2008
Twenty-five percent of the RSUs	March 10, 2009
Twenty-five percent of the RSUs	March 10, 2010
Twenty-five percent of the RSUs	March 10, 2011

                    If a partial RSU would vest on any date, the total number of RSUs vesting on such date shall be rounded up to the nearest whole unit.

                    2.2     Accelerated Vesting. The Committee may accelerate the vesting of any or all of the RSUs at any time and for any reason. Notwithstanding anything contained herein to the contrary, unless previously forfeited pursuant to Section 2.3, the RSUs shall become fully and immediately vested and non-forfeitable upon a termination of the Participant’s employment
(i) by the Company without Cause (as defined in Section 4.1) or (ii) by the Participant for Good
Reason (as defined in Section 4.1), in either case, within one year following Change in Control.

                    2.3     Effect of Termination of Employment on Vesting; Forfeiture of Unvested
RSUs. Unless otherwise determined by the Committee and after giving effect to any applicable acceleration of vesting provided in Section 2.2 hereof, all unvested RSUs shall cease to vest and shall be forfeited upon the earlier of (i) the time of notification of the termination of the
Participant’s employment with the Company for Cause or (ii) the termination of the Participant’s employment with the Company (which means the last date of actual employment, even if a different date is used for administrative convenience in connection with employee retirement, benefit or welfare plans) other than by the Company without Cause.

                    2.4     Change in Control. Except as otherwise provided in this Agreement, the effect of a Change in Control on the RSUs is subject to Section 17 of the Plan.

ARTICLE III

PROCEDURES AFFECTING RSUS

3.1	Payment of RSUs and Delivery of Stock Units.

                             (i)     RSUs will be paid within 30 days following the date such RSUs vest (the “Delivery Date”). RSUs will be paid either wholly in Stock or wholly in cash (in an amount equal to the Fair Market Value of such Stock on the date the RSUs vest). The determination of whether the vested RSUs will be settled in Stock or cash will be made by the
Committee prior to the date such RSUs vest and, if the RSUs are to be paid in shares of Stock and the Withholding Amount (as defined in Section 3.2) is to be paid by selling shares of Stock, at a time when there is no material non-public information. The payment of the RSUs may not be accelerated or deferred by either the Company or the Participant except as explicitly permitted or required by Code Section 409A.

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                              (ii)     Unless otherwise determined by the Company, each physical
certificate and each book entry, in each case relating to Stock deliverable as payment of the
RSUs may include such restrictive legends in such forms as the Company may deem convenient, expedient, necessary or appropriate relating to applicable securities, tax or other laws or applicable rules of any securities exchange or market. Transferability of such Stock may be subject to pre-clearance, blackout, registration and other requirements and restrictions under the
Company’s insider trading and other compliance policies and procedures. Transfers of Stock by executive officers should be reviewed in advance to determine if there would be any potential liability for short-swing profits under Section 16(b) of the Securities Exchange Act of 1934.

3.2	Withholding of Taxes.

                              (i)     The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the RSUs. On or about the date the RSUs vest, the Company shall deliver written notice to the Participant of the amount of withholding taxes due with respect to the payment of the RSUs; provided, however, that the total tax withholding will be approximately the minimum required statutory withholding
(based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), as determined by the
Company.

                              (ii)    If the RSUs are settled in cash, the withholding amount will be deducted from the cash paid to the Participant on the Delivery Date.

                              (iii)   If the RSUs are settled in Stock, the Participant shall be required, and hereby consents to, sell, or arrange for the sale of, on the Delivery Date, at the then prevailing market price, such number of shares of Stock underlying the RSUs as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the settlement of the
RSUs and to promptly transfer such withholding amount to the Company in satisfaction of such tax withholding obligations. The Participant agrees to execute and deliver, upon the request of the Company, such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares of Stock pursuant to this Section 3.2(iii), and hereby appoints the Company as the Participant’s attorney-in-fact with authority to take all of such actions and execute all such documents on behalf of the Participant as the Company reasonably deems necessary to effect such sales on the Participant’s behalf. The Participant and the
Company have structured this Agreement to constitute a “binding contract” relating to the sale of
Common Stock pursuant to this Section 3, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

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ARTICLE IV MISCELLANEOUS

4.1	Definitions.

                              (i) “Cause” shall mean that the Company has “cause” to terminate the
Participant’s employment upon: (a) gross neglect or willful misconduct which is or is reasonably expected to be materially and demonstrably injurious to the Company or its customers or vendors; material breach by the Participant of his confidentiality, non-competition or non-
solicitation obligations owed to the Company; or willful and continuing refusal or continuing failure (in either case other than due to death or Disability) by the Participant to substantially perform his duties or responsibilities for or owed to the Company; or (b) conviction of or plea of guilty or no contest by the Participant to a felony or a crime of moral turpitude.

                              (ii) “Disability” shall mean disability as determined by the
Committee in accordance with the standards and procedures similar to those under the
Company’s long-term disability plan, if any. If at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a doctor selected in good faith by the Committee.

                              (iii) “Good Reason” shall mean that the Participant has “good reason”
to terminate his employment upon the occurrence of any of the following events without the
Participant’s prior written consent: (a) a material reduction in the Participant’s base salary or annual bonus incentive; (b) the assignment of duties materially inconsistent with the Participant’s position or a material reduction in the Participant's responsibilities or authority (in each case in this clause b), so long as notice that Good Reason has occurred is given by the Participant to the
Company within 6 months (or such longer period as the Company may allow) after such occurrence and further provided the Company has not cured the circumstances giving rise to the
Good Reason within 10 days of receipt of such notice); or (c) the requirement that the Participant relocate his principal place of employment to a location more than 50 miles from the
Participant’s current location.

                    4.2     Notices. All notices, requests and demands to or upon the parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy or email notice, when received, addressed as follows to the Company and the Participant, or to such other address as may be hereafter notified by the parties hereto:

(i)	If to the Company, to it at the following address:

NYFIX, Inc. 100 Wall Street - 26th Floor New York, NY 10005 Attn: General Counsel

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                              (ii)     If to the Participant, to his most recent primary residential address or business telecopy or email address as shown on the records of the Company.

                    4.3     No Right To Continued Employment. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his continued employment by the Company, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Participant any rights with respect to continued employment by the Company.

                    4.4     Stockholder Approval of the Plan. In the event that the stockholders of
NYFIX do not approve the Plan, this Agreement shall continue to be governed by the terms of the Plan.

                    4.5     Amendments and Conflicting Agreements. This Agreement may be
amended by a written instrument executed by the parties which specifically states that it is amending this Agreement or by a written instrument executed by the Company which so states if such amendment is not adverse to the Participant or relates to administrative matters.

                    4.6     Governing Law and Interpretation. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein without regard to the conflicts of law principles thereof. Whenever the word “including” is used herein, it shall be deemed to be followed by the phrase “without limitation.” Unless otherwise specified herein, all determinations, consents, elections and other decisions by the Company, the Committee, or the Broker may be made, withheld or delayed in its sole and absolute discretion.

                    4.7     Code Section 409A. The parties recognize that certain provisions of this
Agreement may be affected by Code Section 409A and agree to negotiate in good faith to amend this Agreement with respect to any changes necessary or advisable to comply with such Code
Section 409A.

                    4.8     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

                    4.9     Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument and which will be deemed effective whether received in original form or by telecopy or other electronic means. Facsimile signatures shall be as effective as original signatures.

                    4.10    Construction. The construction of this Agreement is vested in the Committee, and the Committee’s construction shall be final and conclusive on all Persons.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer.

NYFIX, INC.

By: /s/ Scott A. Bloom Name:/s/ Scott A. Bloom

PARTICIPANT’S ACCEPTANCE

                    The Participant acknowledges that he has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan and hereby accepts the foregoing RSUs and agrees to be bound by the terms and conditions of this
Agreement and the Plan.

PARTICIPANT

By: /s/ Brian Bellardo Name: Brian Bellardo

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